EXHIBIT 23.2

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788	T 631-293-5000 F 631-234-4272

Thomas G. Kober CPA Alfred M. Rizzo CPA Joseph Mortimer CPA	Charles W. Blanchfield CPA (Retired) Bruce A. Meyer CPA (Retired)

 Consent of Independent Registered Accounting Firm

We consent to the incorporation in Form 10-K of our report dated November 26, 2019, relating to the financial statements of Healthcare Solutions Management Group, Inc. which report expresses an unqualified opinion on the financial statements for the year ended June 30, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 3 to the financial statements appearing in the annual report on form 10-K of Healthcare Solutions Management Group, Inc. for the year ended June 30, 2020.

BMKR, LLP

BMKR, LLP

Hauppauge, NY
October 6, 2020

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board